Exhibit 99.13
TWELFTH AMENDMENT
TO THE
CIBC WORLD MARKETS INCENTIVE SAVINGS PLAN
FOR U.S. EMPLOYEES
(As Amended and Restated Effective January 1, 1999)
     Pursuant to the authority reserved to Canadian Imperial Bank of Commerce at Section 9.01 of the CIBC World Markets Incentive Savings Plan for U.S. Employees (the “Plan”), the Plan is hereby amended, effective as of April 29, 2004 as follows:
     1. The 40l(k) Capital Accumulation Plan is hereby merged into the Plan effective April 29, 2004, and thereafter the merged entity shall constitute a single plan for purposes of Code Section 414(I) and the regulations thereunder.
     2. The following new Appendix N is hereby added to the Plan immediately after Appendix M thereto:
“APPENDIX N
PROVISIONS FOR FORMER 40l(k) CAPITAL ACCUMULATION PLAN

Application	N-l. Effective April 29, 2004, the 401(k) Capital Accumulation Plan was merged into the CIBC World Markets Incentive Savings Plan for U.S. Employees (the “Plan”), This Appendix N to the Plan contains specific provisions that apply solely to the individuals who were participants in the 401(k) Capital Accumulation Plan (“Capital Accumulation Plan”) prior to April 29, 2004 (“Affected Participants”). This Supplement N is intended to describe special rules that apply the Accounts of the Affected Participants that are being transferred to the Plan from the Capital Accumulation Plan (referred to as their “Capital Accumulation Accounts”).

Definitions	N-2, Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Appendix N.

Vesting	N-3. All Affected Participants are 100% vested in their Capital Accumulation Accounts.

Loans	N-4. Any loans from an Affected Participant’s Capital Accumulation Accounts that are outstanding at the time of the merger shall be governed by the terms applicable to such loans under the Capital Accumulation Plan immediately prior to the merger, provided that repayments on such loans shall be allocated among the Affected Participant’s Investment Funds under the Plan in accordance with Section G-l(e) of Supplement G.”
            IN WITNESS WHEREOF, the undersigned has executed this amendment this 13th day of April, 2004.

By:	/s/ Joyce M. Phillips Joyce M. Phillips

2

CANADIAN IMPERIAL BANK OF COMMERCE
Unanimous Written Consent of the Senior Executive Team
in Lieu of a Meeting
     The undersigned, being all the members of the Human Resources Policy Committee (the “HRPC’) of Canadian Imperial Bank of Commerce (the “Company”), acting pursuant to the authority delegated to it by the Board of Directors of the Company do hereby evidence their unanimous agreement and consent to the actions herein set forth in lieu of a meeting of the Subcommittee.
     WHEREAS, the Company maintains the CIBC World Markets Incentive Savings Plan for U.S. Employees (the “Plan”) for the benefit of eligible employees, the assets of which are presently held in trust pursuant to the trust agreement effective January 1, 1999, between the Company and Vanguard Fiduciary Trust Company (“Vanguard”) as that agreement may be amended from time to time, under which Vanguard serves as trustee;
     WHEREAS, the Company acquired NBA/XtraCash ATM, Inc. in 2000, which maintains the NBA/XtraCash ATM, Inc 401(k) Plan (the “NBA Plan”) for the benefit of eligible employees, the assets of which are presently held under a trust agreement pursuant to the NBA Plan, under which Mark Leibowitz, Glenn Reph, and Harold Miller are the named trustees, with assets held by MassMutual — The Blue Chip Company (“MassMutual”);
     WHEREAS, the Board of Directors of NBA/Xtra Cash has frozen contributions to the NBA Plan effective December 31, 2000 and has passed a resolution adopting the Plan effective January 1, 2001;
     NOW THEREFORE BE IT:
     RESOLVED, that, effective December 31, 2000, revised Appendix A to the Plan, in the form attached hereto, which shall reflect NBA/XTRA Cash as a participating employer in the Plan effective January 1, 2001, be, and is hereby, approved and adopted.

APPENDIX A
LISTING OF PARTICIPATING EMPLOYERS
     The following employers are participating in the Plan:
1.	CANADIAN IMPERIAL BANK OF COMMERCE

2.	CIBC INC.

3.	CANADIAN IMPERIAL HOLDINGS INC. (became a participating employer as of July 1, 1995)
The employers numbered 1 through 3 above are not participating employers with respect to any Financial Products Employee for the period through December 31, 1995, but said employers shall become participating employers with respect to Financial Products Employees on January 1, 1996.
4.	CIBC OFF-SHORE BANKING SERVICES COMPANY (became a participating employer as of September 1, 1996).

5.	CIBC WORLD MARKETS (INTERNATIONAL) ARBITRAGE CORP. (became a participating employer as of May 30, 1997, regardless of whether the Employees are on the United States payroll.)

6.	CIBC TRADING (DELAWARE CORP.) (became a participating employer as of January 16, 1997).

7.	CARAVELLE ADVISORS, L.L.C. (became a participating employer as of July 1, 1998).

8.	CIBC WORLD MARKETS CORP. (formerly CIBC Oppenheimer Corp.) (became a participating employer as of January 1, 1999).
Prior to January 1, 1999 CIBC WOOD GUNDY SECURITIES CORP. and CIBC WOOD GUNDY HOLDINGS INC. (formerly known as Wood Gundy Corp. and Wood Gundy Holdings Inc., respectively) and CIBC Oppenheimer Corp. (the successor of the merger of CIBC Wood Gundy Securities Corp. into Oppenheimer & Co., Inc.) are also participating employers with respect to any Employee, (1) effective on the date of transfer, who is transferred from Canadian Imperial Bank of Commerce in the United States, CIBC Inc., or Canadian Imperial Holdings Inc. (collectively “CIBC”) to either CIBC Wood Gundy Securities Corp. or CIBC Wood Gundy Holdings Inc., or after

November 3, 1997, CIBC Oppenheimer Corp., between June 1, 1994, and the date on which the qualified retirement benefit programs of CIBC and such corporations are harmonized, or (2) effective January 1, 1996, who is employed by CIBC Wood Gundy Securities Corp. or CIBC Wood Gundy Holdings, Inc. on or after January 1, 1996 and who has not become eligible to participate in the CIBC Wood Gundy Securities Corp. Savings or Cash Option Plan for Employees before January 1, 1996, or (3) who is employed by CIBC Oppenheimer Corp. on or after November 3, 1997, is initially assigned to a CIBC business unit and has not become eligible to participate in the CIBC Wood Gundy Securities Corp. Savings or Cash Option Plan on such date.
Notwithstanding any other provision of the Plan to the contrary, Service performed for, or Compensation paid by, any of such corporations to any such Employee shall be deemed to be Service performed by such Employees for, and Compensation paid to such Employees by, CIBC for all purposes under the Plan. No Employee described in clause (1) above shall be deemed to have incurred a Separation from Service with CIBC.
For purposes of the foregoing provisions, business units of CIBC Oppenheimer Corp. shall be classified in accordance with the following rules.
NonMerged Units. A business unit of CIBC Oppenheimer Corp. that was a business unit of CIBC or any of its subsidiaries immediately prior to November 3, 1997, shall be classified as a CIBC business unit until the date, if any, that such unit is merged with an Oppenheimer business unit (the “merger date”). A business unit of CIBC Oppenheimer Corp. that was a business unit of Oppenheimer Holdings, Inc. or one of its subsidiaries immediately prior to November 3, 1997, shall be treated as an Oppenheimer business unit until the merger date, if any, of such unit with a CIBC business unit.
Merged Units. The merger date of two business units shall be the date as of which the financial results of the merged units are reported on the basis of one fully integrated profit and loss statement and all expenses of the merged unit are booked through one cost center. Upon the merger date of a CIBC business unit and an Oppenheimer business unit each individual employed by the merged entity who was employed by one of the merged units immediately prior to their merger shall continue to be treated as employed by a CIBC business unit or an Oppenheimer business unit, as applicable. With respect to any individual employed by the merged entity on or subsequent to the merger date (and not previously employed by either of the merged business units) the merged entity shall be treated as a CIBC business unit if the head thereof is a former employee of CIBC or any of its subsidiaries prior to November 3, 1997, and as an Oppenheimer business unit if the head thereof is a former employee of Oppenheimer Holdings, Inc. or any of its subsidiaries.

9.	CIBC NATIONAL BANK (became a participating employer as of May 1, 1999.)

10.	AMICUS CORP. (became a participating employer as of May 1, 2000.)

11.	AMICUS FSB (became a participating employer as of August 1, 2000, excluding St. Anthony Bank Division which became covered by the plan on September 1, 2000.)

12.	NBA/XtraCash ATM, Inc. (became a participating employer as of January 1, 2000.)